Exhibit 99.4

ACTAVIS plc

THE 2013 INCENTIVE AWARD PLAN

NOTICE OF GRANT AND SIGNATURE PAGE

Congratulations! Actavis plc, a public limited company organized under the laws of Ireland (the “Company”), as successor to Actavis, Inc., has granted you (“Holder”) an Other Cash-Based Award (the “Award”). The Award represents the right to receive an amount in cash upon the attainment of certain performance goals. The Award is subject to the terms and conditions of the Award Agreement and The Amended and Restated 2013 Incentive Award Plan of the Company, as amended from time to time (the “Plan”), which are attached hereto as Exhibits 1-A and 1-B, respectively, and of which this Notice of Grant and Signature Page is a part. The Award shall not be exercisable, shall not vest and the restrictions herein shall not lapse and no payments shall be made pursuant hereto prior to the time when the Plan (as amended on July 1, 2014 by the Board of Directors) is approved by the stockholders, which must be within 12 months of July 1, 2014. If stockholder approval of the amended Plan has not been obtained at the end of said 12 month period, this Award shall thereupon be canceled and become null and void. By accepting (or being deemed to have accepted) the Award (including, in the case of Holders residing outside the United States (“Foreign Holders”), the Foreign Country Appendix), you represent and warrant to the Company that you have read the Award Agreement (including, in the case of Foreign Holders, the Foreign Country Appendix) and the Plan and agree to be bound by their terms and conditions. Capitalized terms not otherwise defined in this Notice of Grant and Signature Page shall be as defined in the Plan and the Award Agreement.

Subject to the terms and conditions of the Award Agreement (including, in the case of Foreign Holders, the Foreign Country Appendix) and the Plans, the terms and conditions of this Award are set forth below:

Holder’s Name: [                    ]

Date of Grant: [                    ]

Total Target Award: $[        ]

Non-GAAP EPS Target Award: $[        ]

TSR Target Award: $[        ]

Vesting Terms: The Award is subject to vesting terms and conditions as set forth in the Award Agreement.

Termination: The Award is subject to termination and forfeiture as set forth in Section 2.2 of the Award Agreement.

IN WITNESS WHEREOF, the Company has granted this Award, subject to the terms and conditions set forth herein, on the Date of Grant specified above.

ACTAVIS, INC

Chief Executive Officer and President

Holder’s Signature

Date

EXHIBIT 1-A

OTHER CASH-BASED AWARD AGREEMENT

THIS OTHER CASH-BASED AWARD AGREEMENT (this “Award Agreement”), dated as of the Date of Grant appearing on the Notice of Grant and Signature Page hereof, is made by and between Actavis plc, a public limited company organized under the laws of Ireland (the “Company”), as successor to Actavis, Inc., and the Employee whose name and signature appears on the Notice of Grant and Signature Page hereof (“Holder”).

WHEREAS, the Company wishes to grant to Holder an Other Cash-Based Award (the “Award”), pursuant to the terms and conditions and restrictions of the Notice of Grant and Signature Page, this Other Cash-Based Award Agreement (including, in the case of Foreign Holders, the Foreign Country Appendix) and The Amended and Restated 2013 Incentive Award Plan of Actavis plc, as amended from time to time (the terms of which are hereby incorporated by reference and made a part of this Award Agreement, the “Plan”); and

WHEREAS, it has been determined that it would be to the advantage and best interest of the Company and its shareholders to grant Holder the Award as an inducement to enter into or remain in the service of the Company or its Subsidiaries and as an incentive for increased efforts during such service.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

GRANT OF AWARD

Section 1.1 – Grant of Award. In consideration of the recitals, Holder’s agreement to remain in the employ of the Company or a Subsidiary, and for other good and valuable consideration, the Company grants to Holder an Award as specified in the Notice of Grant and Signature Page upon the terms and conditions set forth in this Award Agreement (including, the in the case of Foreign Holders, the Foreign Country Appendix).

Section 1.2 - Consideration to the Company. As partial consideration for the grant of the Other Award by the Company, Holder agrees to render faithful and efficient services to the Company or a Subsidiary. Nothing in this Award Agreement or in the Plan shall confer upon Holder any right to continue in the employ or services of the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment or other agreement between Holder and the Company and any Subsidiary.

Section 1.3 - Adjustments. The Compensation Committee may adjust the Award in accordance with the provisions of Section 12.3 of the Plan. In addition, the Compensation Committee shall equitably adjust or modify the performance goals set forth herein as set forth on the Adjustments and Defined Terms Appendix to this Award Agreement. Notwithstanding anything herein to the contrary, no adjustments shall be made if the effect would be to cause the Award to fail to qualify as performance-based compensation under Section 162(m) of the Code.

ARTICLE II

VESTING AND PAYMENT OF AWARD

Section 2.1 – Vesting.

(a) Upon Completion of Performance Period. Subject to Section 2.1(b) below, as soon as reasonably practicable following the completion of the Non-GAAP EPS Performance Period, the Compensation Committee shall determine the Non-GAAP EPS, the Non-GAAP EPS Vesting Percentage, and the Non-GAAP EPS Vested Award, in each case, as of the last day of the Non-GAAP EPS Performance Period. Subject to Section 2.1(b) below, as soon as reasonably practicable following the completion of the TSR Performance Period, the Compensation Committee shall determine the Relative TSR Percentile Rank, the TSR Vesting Percentage, the TSR Vested Award, and the Total Vested Award in each case, as of the last day of the TSR Performance Period (the “First Vesting Date”) and fifty percent (50%) of the Total Vested Award shall thereupon become vested as of such First Vesting Date. The remaining fifty percent (50%) of the Total Vested Award shall become vested as of December 31, 2019 (the “Second Vesting Date” and together with the First Vesting Date, the “Vesting Dates”), subject to Holder’s continued employment with the Company or any Subsidiary through such date.

(b) Upon Change in Control. Notwithstanding anything in Section 2.1(a) to the contrary, in the event that a Change in Control occurs prior to the completion of a Performance Period, the Compensation Committee shall determine for such incomplete Performance Period, as applicable, the Relative TSR Percentile Rank, the TSR Vesting Percentage, the TSR Vested Award, the Non-GAAP EPS, the Non-GAAP EPS Vesting Percentage, the Non-GAAP EPS Vested Award and the Total Vested Award, in each case, as of the date on which such Change in Control occurs (based on actual performance through such date and assuming that the date of such Change in Control is the last day of the incomplete Performance Period); provided, however, that if Holder’s Total Vested Award, as determined in accordance with the foregoing, is less than Holder’s Total Target Award, as applicable, then Holder shall instead be eligible to receive Holder’s Total Target Award. Fifty percent (50%) of the Total Vested Award or Total Target Award, as applicable (and as determined pursuant to this Section 2.1(b)), shall become vested upon the First Vesting Date, and the remaining fifty percent (50%) of the Total Vested Award or Total Target Award, as applicable (and as determined pursuant to this Section 2.1(b)) shall become vested upon the Second Vesting Date, subject, in each case, to the Holder’s continued employment with the Company or any Subsidiary through the applicable Vesting Date; provided, however, that if Holder incurs a Qualified Termination upon or within two (2) years following a Change in Control and prior to a Vesting Date, the Total Vested Award or Total Target Award, as applicable (and as determined pursuant to this Section 2.1(b)), shall become fully vested upon such Qualified Termination.

Section 2.2 – Forfeiture; Effect of Termination.

(a) Termination of Employment. Subject to Section 2.1(b) above and Section 2.2(b) below, in the event of Holder’s Termination of Employment for any reason prior to a Vesting Date, the then unvested portion of the Award shall automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration therefor and neither the Company nor Holder shall have any further rights or obligations hereunder with respect to such unvested portion of the Award.

(b) Termination due to Death or Disability.

I.	In the event of Holder’s Termination of Employment due to Holder’s death or Disability, in either case, prior to the end of the Non-GAAP EPS Performance Period, the Award shall remain outstanding and eligible to vest in accordance with Section 2.1 above and shall be calculated as follows: following the completion of (a) the Non-GAAP EPS Performance Period, Holder shall be eligible to receive a pro-rated Non-GAAP EPS Award (“Pro-Rated Non-GAAP EPS Award”) equal to the sum of (x) the product of (1) fifty percent (50%) of the amount of the Non-GAAP EPS Vested Award determined as of the last day of the Non-GAAP EPS Performance Period in accordance with Section 2.1(a) and (2) a fraction, the numerator of which is the number of days elapsed from the Closing Date through and including the date of the Holder’s death or Disability, as applicable, and the denominator of which is the number of days in the period commencing on the Closing Date and ending on the First Vesting Date, and (y) the product of (1) fifty percent (50%) of the amount of the Non-GAAP EPS Vested Award determined as of the last day of the Non-GAAP EPS Performance Period in accordance with Section 2.1(a) and (2) a fraction, the numerator of which is the number of days elapsed from the Closing Date through and including the date of the Holder’s death or Disability, as applicable, and the denominator of which is the number of days in the period commencing on the Closing Date and ending on the Second Vesting Date; and (b) the TSR Performance Period, Holder shall be eligible to receive a pro-rated TSR Award (a “Pro-Rated TSR Award”) equal to the sum of (x) the product of (1) fifty percent (50%) of the amount of the TSR Vested Award determined as of the last day of the TSR Performance Period in accordance with Section 2.1(a) and (2) a fraction, the numerator of which is the number of days elapsed from the Closing Date through and including the date of the Holder’s death or Disability, as applicable, and the denominator of which is the number of days in the period commencing on the Closing Date and ending on the First Vesting Date, and (y) the product of (1) fifty percent (50%) of the amount of the TSR Vested Award determined as of the last day of the TSR Performance Period in accordance with Section 2.1(a) and (2) a fraction, the numerator of which is the number of days elapsed from the Closing Date through and including the date of the Holder’s death or Disability, as applicable, and the denominator of which is the number of days in the period commencing on the Closing Date and ending on the Second Vesting Date.

II.	In the event of Holder’s Termination of Employment due to Holder’s death or Disability, in either case, following the end of the Non-GAAP EPS Performance Period but prior to the First Vesting Date, the Award shall remain outstanding and eligible to vest in accordance with Section 2.1 above and shall be calculated as follows: Holder shall be eligible to receive (a) the Pro-Rated Non-GAAP EPS Vested Award and (b) a Pro-Rated TSR Award.

III.

In the event of Holder’s Termination of Employment due to Holder’s death or Disability, in either case, following the First Vesting Date but prior to the Second Vesting Date, Holder shall be eligible to receive the sum of (a) fifty percent (50%) of the Total Vested Award (as calculated in accordance with Section 2.1(a)) and (b) an amount equal to the product of (x) fifty percent (50%) of the Total Vested Award and (y) a fraction, the numerator of which is the number of days elapsed from the Closing Date through and including the date of the Holder’s death or Disability, as applicable, and the denominator of which is the number of days in the period commencing on the Closing Date and ending on the Second Vesting Date.

(c) Termination for Cause. In the event of Holder’s Termination of Employment by the Company for Cause prior to the payment of the Award pursuant to Section 2.3 below, the Award shall automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration therefor and neither the Company nor Holder shall have any further rights or obligations hereunder.

(d) For purposes of this Section 2.2, “Termination of Employment” has the definition contained in the Plan; provided, however, that upon the mutual written agreement of the Company and the Holder, Holder’s cessation of employment shall not be considered a Termination of Employment if Holder continues to hold the position of a member of the Board of Directors of the Company as of the employment termination date, or becomes a member of the Board of Directors as of the employment termination date. Any reference to a Termination of Employment shall thereinafter be the date upon which Holder ceases to be a member of the Board of Directors.

Section 2.3 - Payment. Subject to Section 2.2 above, the portion of the Award that becomes vested (i) on the First Vesting Date in accordance herewith shall be paid to Holder within two and one-half (2.5) months following the First Vesting Date and (ii) on the Second Vesting Date in accordance herewith shall be paid to Holder within two and one-half (2.5) months of the Second Vesting Date; provided, however, that if Holder incurs a Qualified Termination upon or within two (2) years following a Change in Control and prior to a Vesting Date, the portion of the Award that becomes vested in accordance herewith shall be paid to Holder within thirty (30) days following such Qualified Termination. Notwithstanding the foregoing, in the event of Holder’s Termination of Employment due to Holder’s death or Disability, any (i) Pro-Rated Non-GAAP EPS Award to which Holder is entitled pursuant to Section 2.2(b)(I) above shall be paid within two and one-half (2.5) months of the last day of the Non-GAAP EPS Performance Period, (ii) Pro-Rated Non-GAAP EPS Vested Award to which Holder is entitled pursuant to Section 2.2(b)(II) above and any Pro-Rated TSR Award to which Holder is entitled pursuant to Section 2.2(b)(I) or (II) above shall be paid within two and one-half (2.5) months of the First Vesting Date and (iii) any Total Vested Award to which Holder is entitled pursuant to Section 2.2(b)(III) above shall be paid within two and one-half (2.5) months of such Holders Termination of Employment. The Award (or vested portion thereof) shall be paid to Holder in cash or a number of shares of Common Stock with an equivalent Fair Market Value, as determined by the Compensation Committee in its sole discretion. Notwithstanding the foregoing, in the event shares of Common Stock are otherwise payable pursuant to the preceding sentence but cannot be issued pursuant to Section 3.2 (a), (b) (c) or (d) hereof, then the shares of Common Stock shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Compensation Committee determines that shares of Common Stock can again be issued in accordance with Section 3.2 (a), (b), (c) or (d) hereof.

Section 2.4 - Grant is Not Transferable. Except as provided herein, Holder (and Holder’s legal representative) shall not sell, exchange, transfer, alienate, hypothecate, pledge, encumber or assign the Award other than by will or the laws of descent and distribution, unless and until shares of Common Stock have been issued pursuant to Section 2.3 above. Neither the Award nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, this Section 2.4 shall not prevent transfers subject to the consent of the Compensation Committee, pursuant to a DRO or an analogous non-United States order or procedure.

ARTICLE III

OTHER PROVISIONS

Section 3.1 - Administration. The Compensation Committee shall have the power to interpret the Plan and this Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend this Award Agreement, provided that the rights or obligations of Holder are not affected adversely. All actions taken and all interpretations and determinations made by the Compensation Committee in good faith shall be final and binding upon Holder, the Company and all other interested persons. No member of the Compensation Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan and the Award.

Section 3.2 - Conditions to Issuance of Stock Certificates. Any Common Stock issuable hereunder may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company and are held as treasury shares available for re-issue. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates (or any account or other evidence representing issuance) for shares of Common Stock or other cash, stock or other property pursuant to this Award Agreement prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which such class of stock is then listed, if applicable; and

(b) The completion of any registration or other qualification of such shares under any applicable law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, if applicable, or the receipt of further representations from Holder as to investment intent or completion of other actions necessary to perfect exemptions, as the Compensation Committee shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any governmental agency which the Compensation Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time as the Compensation Committee may from time to time establish for reasons of administrative convenience; and

(e) The receipt by the Company of payment of any applicable withholding tax in accordance with Section 3.7.

Section 3.3 - Rights as Shareholder. Holder shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the Award or any shares of Common Stock issuable thereunder unless and until any such shares shall have been issued by the Company and held of record by Holder pursuant to Section 2.3. No adjustment to the Award will be made for a dividend or other right for which the record date is prior to the date, if any, the shares of Common Stock are issued, except as provided in Section 12.3 of the Plan. Except as otherwise provided herein, upon the delivery of Common Stock, Holder shall have all the rights of a shareholder with respect to the Common Stock, including the right to vote the Common Stock and the right to receive all dividends or other distributions paid or made with respect to the Common Stock.

Section 3.4 - Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to Holder shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 3.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to Holder shall, if Holder is then deceased, be given to Holder’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 3.4. Any notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 3.5 - Titles and Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Award Agreement. This Award Agreement shall be administered, interpreted and enforced under the internal laws of the State of New Jersey, without regard to conflicts of laws thereof.

Section 3.6 - Conformity to Securities Laws. Holder acknowledges that the Plan and this Award Agreement are intended to conform to the extent necessary with all provisions of all applicable laws, rules and regulations (including, but not limited to the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation the applicable exemptive conditions of Rule 16b-3) and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan, this Award Agreement and the Award shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 3.7 - Tax Withholding. The Company (or a Subsidiary) shall be entitled to require payment in cash or deduction from any shares of Common Stock or cash payable under this Award or other compensation payable to Holder of any sums required pursuant to applicable tax law to be withheld with respect to the issuance, vesting or payment of this Award or the shares of Common Stock or cash. Except as otherwise provided by the Compensation Committee in its discretion, in satisfaction of the foregoing requirement, the Company shall withhold shares of Common Stock or cash payable under this Award and Holder hereby elects to transfer and deliver to the Company such cash or shares of Common Stock having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan and this Award Agreement, the shares of Common Stock or cash which may be withheld with respect to the issuance, vesting or payment of this Award or the shares of Common Stock in order to satisfy Holder’s income taxes and payroll tax liabilities and, in the case of Foreign Holders, social insurance, with respect to the issuance, vesting or payment of this Award or the shares of Common Stock or cash shall be limited to the number of shares which have a Fair Market Value, or cash with a value, on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for income tax and payroll tax purposes that are applicable to such supplemental taxable income, or such other rate as may be required by applicable law, rule or regulation as determined by the Compensation Committee. If Common Stock is payable under this Award, the Company shall not be obligated to deliver any new certificate representing shares of Common Stock to Holder or Holder’s legal representative or enter such share of Common Stock in book entry form unless and until Holder or Holder’s legal representative shall have paid or otherwise satisfied in full the amount of all taxes applicable to the taxable income of Holder resulting from the grant of the Award or the vesting of the Award or issuance of shares of Common Stock.

Section 3.8 – Authorization to Release Necessary Personal Information.

(a) In the case of Foreign Holders, Holder hereby authorizes and directs Holder’s employer or the entity to which Holder provides services to collect, use and transfer in electronic or other form, any personal information (the “Data”) regarding Holder’s employment or services, the nature and amount of Holder’s compensation and the fact and conditions of Holder’s participation in the Plan (including, but not limited to, Holder’s name, home address, telephone number, date of birth, social security number (or other applicable social or national identification number), salary, nationality, job title, number of shares of Common Stock held and the details of all Awards or any other entitlement to shares of Common Stock awarded, cancelled, exercised, vested, unvested or outstanding) for the purpose of implementing, administering and managing Holder’s participation in the Plan. Holder understands that the Data may be transferred to the Company or any of its Subsidiaries, or to any third parties assisting in the implementation, administration and management of the Plan, including any requisite transfer to a broker or other third party assisting with the grant of Awards under the Plan or with whom shares of Common Stock or cash acquired upon settlement of Awards may be deposited. Holder acknowledges that recipients of the Data may be located in different countries, and those countries may have data privacy laws and protections different from those in the country of Holder’s residence. Furthermore, Holder acknowledges and understands that the transfer of the Data to the Company or any of its Subsidiaries, or to any third parties, is necessary for Holder’s participation in the Plan.

(b) Holder may at any time withdraw the consents herein, by contacting Holder’s local human resources representative in writing. Holder further acknowledges that withdrawal of consent may affect Holder’s ability to realize benefits from the Award, and Holder’s ability to participate in the Plan.

Section 3.9 - No Entitlement or Claims for Compensation.

(a) Holder’s rights, if any, in respect of or in connection with Award or any other award is derived solely from the discretionary decision of the Company to permit Holder to participate in the Plan and to benefit from a discretionary award. By accepting this Award, Holder expressly acknowledges that there is no obligation on the part of the Company to continue the Plan and/or grant any additional awards to Holder. This Award is not intended to be compensation of a continuing or recurring nature, or part of Holder’s normal or expected compensation, and in no way represents any portion of Holder’s salary, compensation or other remuneration for purposes of pension benefits, severance, redundancy, resignation or any other purpose.

(b) Neither the Plan nor this Award or any other award granted under the Plan shall be deemed to give Holder a right to remain an Employee, Consultant or Director of the Company, a Subsidiary or parent or any other affiliate. The Company and its Subsidiaries, parents and affiliates, as applicable, reserve the right to Terminate the Consultancy, Directorship or Employment of Holder, as applicable, at any time, with or without cause, and for any reason, subject to applicable laws, the Company’s Certificate of Incorporation and Bylaws and a written employment or other agreement (if any), and Holder shall be deemed irrevocably to have waived any claim to damages or specific performance for breach of contract or dismissal, compensation for loss of office, tort or otherwise with respect to the Plan, this Award or any outstanding award that is forfeited and/or is terminated by its terms or to any future award.

Section 3.10 - Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Holder’s current or future participation in the Plan by electronic means or to request Holder’s consent to participate in the Plan by electronic means. Holder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

Section 3.11 - Foreign Country Appendix. In the case of Foreign Holders, notwithstanding any provisions in this Award Agreement, the Award shall be subject to any special terms and conditions set forth in the Foreign Country Appendix to this Award Agreement for Holder’s country of residence. Moreover, if Holder relocates to one of the countries included in the Foreign Country Appendix, the special terms and conditions for such country will apply to Holder, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. The Foreign Country Appendix constitutes part of this Award Agreement.

ARTICLE IV

DEFINITIONS

Section 4.1 – Definitions. For purposes of this Award Agreement, the following terms shall have their respective meanings set forth below. All capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan and/or the Notice of Grant and Signature Page, as applicable. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.

(a) “Beginning Stock Price,” with respect to the Company or any other company in the Peer Group, means the average of the closing sales prices for a share of common stock of the applicable company for the forty-five (45) trading days immediately preceding the beginning of the TSR Performance Period, as reported in the Wall Street Journal or such other source as the Compensation Committee deems reliable.

(b) “Closing Date” means the date on which the closing of the merger between the Company and Allergan, Inc. occurs.

(c) “Compensation Committee” means the Compensation Committee of the Board of Directors of the Company.

(d) “Ending Stock Price,” with respect to the Company or any other company in the Peer Group, means the average of the closing sales prices for a share of common stock of the applicable company for the forty-five (45) day period ending on, and inclusive of, December 31, 2018, as reported in the Wall Street Journal or such other source as the Compensation Committee deems reliable.

(e) “Non-GAAP EPS” means the Company’s diluted earnings per share adjusted to exclude charges or items from the measurement of performance relating to: (i) amortization expenses, (ii) asset impairment charges and losses /(gains) and expenses associated with the sale of assets, (iii) business restructuring charges associated with the Company’s Global Supply Chain and Operational Excellence Initiatives or other restructurings of a similar nature, (iv) costs and charges associated with the acquisition of businesses and assets including, but not limited to, milestone payments, integration charges, other charges associated with the revaluation of assets or liabilities and charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows, (v) litigation charges and settlements and (vi) other unusual charges or expenses.

(f) “Non-GAAP EPS Performance Period” shall have the meaning set forth in the Adjustments and Defined Terms Appendix to this Award Agreement.

(g) “Non-GAAP EPS Target Award” means the target non-GAAP EPS Award set forth in the Notice of Grant and Signature Page.

(h) “Non-GAAP EPS Vested Award” means (i) the Non-GAAP EPS Target Award multiplied by (ii) the Non-GAAP EPS Vesting Percentage.

(i) “Non-GAAP EPS Vesting Percentage” shall have the meaning set forth in the Adjustments and Defined Terms Appendix to this Award Agreement.

(j) “Peer Group” means those companies which are included in the NYSE Arca Pharmaceutical Index (the “DRG Index”) for the entirety of the TSR Performance Period.

(k) “Performance Period” means the Non-GAAP EPS Performance Period and/or the TSR Performance Period, as the context may require.

(l) “Relative TSR Percentile Rank” means the percentile rank of the Company’s TSR relative to the TSR of the companies in the Peer Group during the TSR Performance Period, determined by the Compensation Committee as set forth on the Adjustments and Defined Terms Appendix to this Award Agreement.

(m) “Total Target Award” means the target Award set forth in the Notice of Grant and Signature Page.

(n) “Total Vested Award” means the sum of (i) the Non-GAAP EPS Vested Award plus (ii) the TSR Vested Award.

(o) “TSR” means total shareholder return as applied to the Company and each of the companies in the Peer Group, and will be determined as set forth on the Adjustments and Defined Terms Appendix to this Award Agreement.

(p) “TSR Performance Period” shall have the meaning set forth in the Adjustments and Defined Terms Appendix to this Award Agreement.

(q) “TSR Target Award” means the target TSR Award set forth in the Notice of Grant and Signature Page.

(r) “TSR Vested Award” means (i) the TSR Target Award multiplied by (ii) the TSR Vesting Percentage.

(s) “TSR Vesting Percentage” shall have the meaning set forth in the Adjustments and Defined Terms Appendix to this Award Agreement.

FOREIGN COUNTRY APPENDIX

TO EXHIBIT 1-A

ADDITIONAL TERMS AND CONDITIONS OF THE AWARD AGREEMENT

Terms and Conditions

This Appendix includes additional terms and conditions that govern Awards granted to you under the Plan if you reside in one of the countries listed below. Certain capitalized terms used but not defined in this Foreign Country Appendix (the “Appendix”) have the meanings set forth in the Plan and/or the Award Agreement.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plans. The information is based on the securities, exchange control and other laws in effect in the respective countries as of June 2010. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time that your Award vests or you sell shares of Common Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working, the information contained herein may not be applicable to you.

AUSTRALIA

Notifications

Securities Law Information. If you acquire shares of Common Stock pursuant to an Award and you offer the shares of Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. You should obtain legal advice on disclosure obligations prior to making any such offer.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, you will be required to file the report.

BRAZIL

Notifications

Exchange Control Information. If you are a resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000.

CANADA

Notifications

French Language Provision. The following provisions will apply if you are a resident of Quebec:

The parties acknowledge that it is their express wish that this Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Award Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.

Termination of Service. This provision replaces Section 2.2 of the Award Agreement:

In the event of Termination of Employment, Consultancy or Directorship, as applicable, for any reason (whether or not in breach of local labor laws), the Award (to the extent unvested) shall be immediately forfeited without consideration. For purposes of the preceding sentence, your right to vest in your Award will terminate effective as of the date that is the earlier of (1) the date you receive notice of Termination of Employment, Consultancy or Directorship, as applicable, from the Company or the employer, or (2) the date you are no longer actively employed, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when you are no longer actively employed for purposes of your Award.

Authorization to Release and Transfer Necessary Personal Information. This provision supplements the Award Agreement:

You hereby authorize the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. You further authorize the Company, or any Subsidiary and the Compensation Committee to disclose and discuss the Plan with their advisors. You further authorize the Company and any Subsidiary to record such information and to keep such information in your employee file.

CHINA

Terms and Conditions

Settlement of Award and Sale of Shares of Common Stock. This provision supplements the Award Agreement.

Due to local regulatory requirements, upon the vesting of Award, you agree to the immediate sale of any shares of Common Stock to be issued to you upon vesting of the Award. You further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such shares of

Common Stock (on your behalf pursuant to this authorization) and you expressly authorize the Company’s designated broker to complete the sale of such shares of Common Stock. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Common Stock at any particular price. Upon the sale of the shares of Common Stock, the Company agrees to pay you the cash proceeds from the sale of the shares of Common Stock, less any brokerage fees or commissions and subject to any obligation to satisfy any income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you. You acknowledge that you are not aware of any material nonpublic information with respect to the Company or any securities of the Company as of the date of this Award Agreement.

Exchange Control Requirements. You understand and agree that, pursuant to local exchange control requirements, you will be required to repatriate the cash proceeds from the immediate sale of the shares of Common Stock upon the vesting of the Award to China. You further understand that, under local law, such repatriation of your cash proceeds may need to be effectuated through a special exchange control account established by the Company or Subsidiary, and you hereby consent and agree that any proceeds from the sale of any shares of Common Stock you acquire upon the vesting of the Award may be transferred to such special account prior to being delivered to you. You further agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

FRANCE

Notifications

Tax Information. The Award is not intended to be a French tax-qualified award.

Terms and Conditions

French Language Provision. By signing and returning this Award Agreement, you confirm having read and understood the documents relating to the Plan which were provided to you in English language. You accept the terms of those documents accordingly.

French translation: En signant et renvoyant ce Contrat vous confirmez ainsi avoir lu et compris les documents relatifs au Plan qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

GERMANY

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If you use a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of shares of Common Stock acquired under the Plan, the bank will make the report for you. In addition, you must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis.

GREECE

There are no country specific provisions.

ICELAND

There are no country specific provisions.

INDIA

Notifications

Exchange Control Information. You understand that you must repatriate any proceeds from the sale of shares of Common Stock acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. You will receive a foreign inward remittance certificate (“FIRC”) from the bank where you deposit the foreign currency. You should maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

IRELAND

Terms and Conditions

Restriction on Type of Shares Issued to Directors. If you are a director or shadow director of the Company or an Irish Subsidiary or Affiliate of the Company, your Award will be paid in cash or newly issued shares only. Treasury shares will not be used to satisfy the Award.

Notifications

Director Notification Obligation. If you are a director, shadow director or secretary of the Company or an Irish Subsidiary or Affiliate of the Company, you must notify the Company and/or the Irish Subsidiary or Affiliate in writing within five business days of receiving or disposing of an interest in the Company (e.g., the Award, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of a spouse or children under the age of 18 (whose interests will be attributed to the director, shadow director or secretary).

MALTA

There are no country specific provisions.

NEW ZEALAND

There are no country specific provisions.

NORWAY

There are no country specific provisions.

POLAND

Notifications

Exchange Control Information. If you hold foreign securities (including shares of Common Stock) and maintain accounts abroad, you may be required to file certain reports with the National Bank of

Poland. Specifically, if the value of securities and cash held in such foreign accounts exceeds €10,000, you must file reports on the transactions and balances of the accounts on a quarterly basis by the 20th day of the month following the end of each quarter and an annual report by no later than January 30 of the following calendar year. Such reports are filed on special forms available on the website of the National Bank of Poland.

SOUTH AFRICA

Terms and Conditions

Taxes. The following provision supplements Section 3.7 of the Award Agreement:

By accepting the Award, you agree that, immediately upon the vesting of the Award, you will notify the Company of the amount of any gain realized. If you fail to advise the Company of the gain realized upon vesting, you may be liable for any applicable fines and penalties. You will be solely responsible for paying any difference between the actual tax liability and the amount withheld.

Notifications

Exchange Control Information. Because no transfer of funds from South Africa is required under the Award, no filing or reporting requirements should apply when the Award is granted or when the Award vests. However, because the exchange control regulations are subject to change, you should consult your personal advisor prior to vesting and settlement of the Award to ensure compliance with current regulations. You are responsible for ensuring compliance with all exchange control laws in South Africa.

SWEDEN

There are no country specific provisions.

SWITZERLAND

Securities Law Information. The grant of the Award is considered a private offering in Switzerland and is, therefore, not subject to registration in Switzerland.

TURKEY

There are no country specific provisions.

UNITED KINGDOM

Terms and Conditions

Sub-Plan. All references in the Award Agreement, Notice of Grant and Instructions to the “Plan” should be replaced with references to the UK specific sub-plan to The 2013 Incentive Award Plan of Actavis plc (the “Plan”), as appended to the Plan (the “Sub-Plan”). Only Employees shall be entitled to receive Awards and all references in the Award Agreement to your service shall be replaced with references to your employment.

ANNEX 1 TO FOREIGN COUNTRY APPENDIX

Countries where cash or shares may be paid in settlement of the Award, in Company’s discretion

Those countries not included in Annex 2

ANNEX 2 TO FOREIGN COUNTRY APPENDIX

Countries where cash must be paid in settlement of the Award

Greece

South Africa

ADJUSTMENTS AND DEFINED TERMS APPENDIX

TO EXHIBIT 1-A

ADJUSTMENTS; DEFINED TERMS

Adjustments

The Compensation Committee shall equitably adjust or modify the performance goals set forth herein in connection with one or more of the following events: (i) asset write-downs; (ii) significant litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting standards or principles, or other laws or regulatory rules affecting reporting results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year or period; (vi) acquisitions or divestitures; (vii) any other specific, unusual, or nonrecurring events or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

Defined Terms

“Non-GAAP EPS Performance Period” means the period beginning on the Closing Date and ending on December 31, 2017.

“Non-GAAP EPS Vesting Percentage” means a function of the Company’s Non-GAAP EPS during the Non-GAAP EPS Performance Period and shall be determined as set forth below:

	Non-GAAP EPS	Non-GAAP EPS Vesting Percentage
Threshold Level		50%
Target Level		100%
Maximum Level		200%

In the event that the Non-GAAP EPS is less than $    , the Non-GAAP EPS Vesting Percentage shall be equal to 0%. In the event that Non-GAAP EPS during the Non-GAAP EPS Performance Period falls between the Threshold Level and the Target Level, the Non-GAAP EPS Vesting Percentage shall be determined using straight line linear interpolation between the Threshold Level and the Target Level Non-GAAP EPS Vesting Percentages specified above. In the event that Non-GAAP EPS during the Non-GAAP EPS Performance Period falls between the Target Level and the Maximum Level, the Non-GAAP EPS Vesting Percentage shall be determined using straight line linear interpolation between the Target Level and the Maximum Level Non-GAAP EPS Vesting Percentages specified above.

“Relative TSR Percentile Rank” means the percentile rank of the Company’s TSR relative to the TSR of the companies in the Peer Group during the TSR Performance Period, determined by the Compensation Committee as follows: (i) first, the Compensation Committee will rank the TSR of the Company and the companies in the Peer Group (with the company having the lowest TSR being ranked number 1, the company with the second-lowest TSR being ranked number 2, and so on) and (ii) second, the Company’s Relative TSR Percentage Rank will be determined by dividing (a) the Company’s position in such ranking by (b) the total number of companies in the Peer Group (including, for these purposes, the Company) and rounding to the nearest hundredth.

“TSR” means total shareholder return as applied to the Company and each of the companies in the Peer Group, and will be equal to (i) (a) the applicable Ending Stock Price minus the applicable Beginning Stock Price, plus (b) dividends paid with respect to a record date occurring during the TSR Performance Period, divided by (ii) the applicable Beginning Stock Price. For purposes of calculating TSR:

(1) Any dividend paid in cash shall be valued at its cash amount. Any dividend paid in securities with a readily ascertainable fair market value shall be valued at the market value of the securities as of the dividend record date.

(2) If any company included in the Peer Group on the Date of Grant (and any successor to such company) does not have a common stock price that is quoted on a national securities exchange at the end of the TSR Performance Period, then such company will be removed from the Peer Group; provided that if any company included in the Peer Group on the Date of Grant (and any successor to such company) (a) files for bankruptcy, reorganization or liquidation under any chapter of the U.S. Bankruptcy Code, (b) is the subject of an involuntary bankruptcy proceeding that is not dismissed within 30 days, (c) is the subject of a shareholder approved plan of liquidation or dissolution or (d) ceases to conduct substantial business operations, the TSR of such company shall be zero (0) for purposes of determining Relative TSR Percentile Rank.

(3) The Compensation Committee may equitably adjust the TSR of any company in the Peer Group in accordance with the Award Agreement.

“TSR Performance Period” means the period beginning on the Closing Date and ending on December 31, 2018.

“TSR Vesting Percentage” means a function of the Company’s Relative TSR Percentile Rank during the TSR Performance Period and shall be determined as set forth below:

	Relative TSR Percentile Rank	TSR Vesting Percentage
Threshold Level		75%
Target Level		100%
Maximum Level		200%

In the event that the Relative TSR Percentile Rank is less than the     th percentile, the TSR Vesting Percentage shall be equal to 0%. In the event that the Relative TSR Percentile Rank during the TSR Performance Period falls between the Threshold Level and the Target Level, the TSR Vesting Percentage shall be determined using straight line linear interpolation between the Threshold Level and the Target Level TSR Vesting Percentages specified above. In the event that the Relative TSR Percentile Rank during the TSR Performance Period falls between the Target Level and the Maximum Level, the TSR Vesting Percentage shall be determined using straight line linear interpolation between the Target Level and the Maximum Level TSR Vesting Percentages specified above. For the avoidance of doubt, notwithstanding the Relative TSR Percentile Rank, in the event the Company’s TSR for the TSR Performance Period is a negative number, the TSR Vesting Percentage shall not exceed 100%.